UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2005

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Ethan Allen Drive Danbury, CT	06811
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(203) 743-8000

                                              Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 8.01	Other Events

On September 22, 2005, Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) issued a press release announcing the pricing of a private offering of ten-year senior notes due 2015. The senior notes have been offered by Ethan Allen Global, Inc., a wholly-owned subsidiary of Ethan Allen, and have an annual coupon rate of 5.375%. The Company intends to use the net proceeds from the offering to expand its retail network, invest in its manufacturing and logistics operations, and for other general corporate purposes. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press release dated September 22, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.
Date: September 22, 2005	By:	/s/ M. Farooq Kathwari
M. Farooq Kathwari
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated September 22, 2005